Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)Registration Statement (Form S-8 No. 333-201808) pertaining to the 2011 Equity Incentive Plan, 2015 Equity Incentive Plan, and 2015 Employee Stock Purchase Plan of TRACON Pharmaceuticals, Inc.,

(2)Registration Statement (Form S-8 No. 333-209592) pertaining to the 2015 Equity Incentive Plan, and 2015 Employee Stock Purchase Plan of TRACON Pharmaceuticals, Inc.,

(3)Registration Statement (Form S-8 No. 333-216347) pertaining to the 2015 Equity Incentive Plan, and 2015 Employee Stock Purchase Plan of TRACON Pharmaceuticals, Inc.,

(4)Registration Statement (Form S-1 No. 333-216962) of TRACON Pharmaceuticals, Inc., and

(5)Registration Statement (Form S-3 No. 333-209313) of TRACON Pharmaceuticals, Inc.;

of our report dated February 28, 2018, with respect to the consolidated financial statements of TRACON Pharmaceuticals, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2017.

/s/ Ernst & Young LLP

San Diego, California

February 28, 2018